Exhibit 16.1

WELD ASIA ASSOCIATES
(AF2026)

(Registered with US PCAOB and Malaysia MIA)

13-8, The Boulevard Office, Mid Valley City,

Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

T       : (603) 2284 5126 ; (603) 2284 6126

F       : (603) 2284 7126

E       : info@weldaudit.com

W     : www.weldaudit.com

January 19, 2016

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

RE: Greenpro Capital Corp. (GRNQ)

Commission File No.: 333-193565

We have read the statements of Greenpro Capital Corp. pertaining to our firm included in Item 4.01 of the Form 8-K dated January 19, 2016 and are in agreement with the statements contained in that document pertaining to our firm.

Yours truly,

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES
Kuala Lumpur, Malaysia